As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-171969

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RDA MICROELECTRONICS, INC.

 (Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(state or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6/F, Building 4, 690 Bibo Road

Pudong District, Shanghai 201203, People’s Republic of China

Phone: (86-21) 5027-1108

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 Share Option Scheme

2009 Share Incentive Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

REMOVAL OF SECURITIES FROM REGISTRATION

On July 18, 2014, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 11, 2013 and amended on December 20, 2013, by and between the Registrant and Tsinghua Unigroup Ltd., a limited liability company established under the laws of the People’s Republic of China (“Parent”), RDA Acquisition Limited, an exempted company incorporated under the laws of the Cayman Islands and an affiliate of Parent, merged with and into the Registrant (the “Merger”) with the Registrant continuing after the Merger as the surviving corporation. As a result of the Merger and as of the effective time of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including this Registration Statement on Form S-8 (the “Registration Statement”). Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on July 28, 2014.

RDA Microelectronics, Inc.

By:	/s/ Lily Dong
Name:	Lily Dong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2014.

Signature	Capacity

/s/ Shuran Wei	Chief Executive Officer and Director
Shuran Wei	(principal executive officer)

/s/ Lily Dong	Chief Financial Officer and Director
Lily Dong	(principal financial and accounting officer)

/s/ Shun Lam Steven Tang	Chairman and Secretary of the Board of Directors
Shun Lam Steven Tang

/s/ Julian Cheng	Director
Julian Cheng

/s/ Gordon Yi Ding	Director
Gordon Yi Ding

/s/ Peter Wan	Director
Peter Wan

/s/ Fusen Chen	Director
Fusen Chen

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of RDA Microelectronics, Inc. has signed this registration statement or amendment thereto in New York on July 28, 2014.

By:	/s/ Diana Arias
	Name:	Diana Arias
	Title:	Senior Manager, Law Debenture Corporate Services Inc.

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